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                                    TERM NOTE

$4,000,000                                                       October 2, 1998

Norwich, Connecticut

For value received, the undersigned, Gunther International, Ltd. (the "Borrower") promises to pay to the order of GUNTHER PARTNERS, LLC ("Lender") at the office of its agent, c/o Thomas M. Steinberg, Tisch Family Interests, 667 Madison Avenue, New York, New York, 10021 or at such other place as Lender may designate, the principal sum of FOUR MILLION DOLLARS ($4,000,000), together with interest on the unpaid balance of this Note at the rate of eight percent (8%) per annum, beginning on the date hereof, before or after maturity or judgment, which interest shall be computed on the basis of a 360-day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against Lender, and together with all costs, expenses and reasonable attorneys' fees incurred in the collection of this Note, or to enforce or foreclose any security agreement or other document including, without limitation, the Agreement (as hereinafter defined), securing or relating to this Note, or in protecting or defending the lien of said security agreement or other document, or in any

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litigation or matter arising from or connected with said security agreement, other document, or this Note. This Note is the Term Note referred to in, and is entitled to the benefits of, that certain Loan and Security Agreement dated the date hereof between Borrower and Lender (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The Agreement, among other things, contains provisions for (i) acceleration of the maturity of this Note upon the happening of certain stated events, (ii) for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Agreement and (iii) the payment of interest at the Default Rate under certain circumstances. The Agreement and all other instruments either relating to or securing the indebtedness evidenced hereby are made a part of this Note and deemed incorporated in full.

         Interest shall be paid on the first day of each calendar quarter beginning January 1, 1999, and continuing on the first day of each April, July, October and January thereafter, until the principal balance with accrued interest thereon is paid in full. Principal shall be paid in thirteen payments as follows: (a) One Hundred Thousand Dollars ($100,000) shall be paid on the first day of each month commencing on November 1, 1998 and continuing to and including September 1, 1999; (b) Four Hundred


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Thousand Dollars ($400,000) shall be paid on October 1, 1999 and (c) the balance together with all accrued and unpaid interest and all other unpaid amounts due hereunder or under the Financing Agreements, shall be due and payable on October 1, 2003 or on such earlier date that this Note becomes due and payable as a result of acceleration as provided in the Agreement (the "Maturity Date").

         Upon the occurrence of an Event of Default under and as defined in the Agreement, the entire indebtedness, with accrued interest thereon, due under this Note, shall, at the option of Lender, become immediately due and payable without demand or notice of any kind.

         If any amount due hereunder is not paid within ten (10) days after the date it is due, without in any way affecting Lender's right to accelerate this Note, a late charge equal to five percent (5%) of said amount shall be assessed against Borrower for each month that said amount is late, and shall be immediately due and payable without demand or further notice of any kind.

         Borrower hereby grants to Lender a lien and right of setoff for all of Borrower's liabilities to Lender under this Note and the Agreement upon and against all the deposits, credits, collateral and property of Borrower, now or hereinafter in the possession or control of Lender or in transit to it. Lender


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may, at any time after the occurrence, and during the continuance, of an Event of Default, apply or set off the same, or any part thereof, to any liability of Borrower, whether or not matured or demanded.

         Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by Borrower to Lender under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Lender under applicable laws. Any amounts paid by Borrower to Lender in excess of such rate shall be deemed to be partial prepayments of principal hereunder.

         No delay or omission by Lender in exercising any right hereunder, nor failure by Lender to insist upon the strict performance of any terms herein, shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

         BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTON OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES


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THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE
CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY TO THIS NOTE HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

         This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                                     GUNTHER INTERNATIONAL, LTD.

                                                     By: /s/ James H. Whitney
                                                         -----------------------
                                                         Name: James H. Whitney
                                                         Title: President & CEO


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